UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
(AMENDMENT NO.            )

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

LogicMark, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

EXPLANATORY NOTE

On August 22, 2022, LogicMark, Inc. (the “Company”) (i) issued a press release (the “Release”) regarding the Company’s upcoming Annual Meeting of Stockholders scheduled to be held on Thursday, August 25, 2022 (the “Annual Meeting”), which included a letter regarding the Annual Meeting from Chia-Lin Simmons, the Company’s Chief Executive Officer, intended to be shared with its stockholders (the “Letter”); (ii) released a text message, the purpose of which was to provide the Company’s stockholders with a text regarding the Annual Meeting (the “Text”); and (iii) posted additional information on its Facebook, LinkedIn and Twitter pages (collectively, the “Social Media Content”), which pages link to a YouTube video from Mark Archer, the Company’s Chief Financial Officer regarding the Annual Meeting (the “Video”). The Letter and Video each summarizes certain recent Company operational and financial highlights and the Release, Letter, Text, Social Media Content and Video each reminds stockholders to vote for each of the proposals included in the Definitive Proxy Statement that the Company filed with the U.S. Securities and Exchange Commission (“SEC”) on June 30, 2022 (the “Definitive Proxy Statement”).

The Release, Letter, Text, Social Media Content and Video each supplements the Definitive Proxy Statement and each of the Definitive Additional Materials that the Company filed with the SEC on July 5, 2022, July 12, 2022, July 13, 2022, July 14, 2022, July 15, 2022, July 21, 2022, July 25, 2022, July 26, 2022, July 28, 2022, August 2, 2022, August 3, 2022, August 8, 2022, August 10, 2022, August 15, 2022, August 17, 2022, August 18, 2022 and August 19, 2022.

Below is a copy of the Release, which contains the content of the Letter:

LogicMark Shares Letter Reminding Shareholders to Vote “For” the August 25, 2022 Annual Meeting Proxy Proposals to Continue to Improve Operations, Manage Costs More Effectively and Reduce Potential Future Shareholder Dilution

Louisville, KY, August 22, 2022 – LogicMark, Inc. (Nasdaq: LGMK) (the “Company” or “LogicMark”) , a provider of personal emergency response systems (PERS), health communications devices, and technology for the growing care economy, today shared a letter urging shareholders to vote “For” the annual meeting proxy proposals in connection with the Company’s 2022 annual meeting of shareholders (the “2022 Annual Meeting”) to be held on August 25, 2022, to continue to improve its operations, manage its costs more effectively, and reduce potential future dilution.

All votes are important, regardless of the number of shares owned. Shareholders as of the 2022 Annual Meeting record date, June 28, 2022, will be entitled to vote at the 2022 Annual Meeting. Shareholders are encouraged to read about the proposals in the Company’s Definitive Proxy Statement on Schedule 14A that was filed with the Securities and Exchange Commission (“SEC”) on June 30, 2022. For assistance with voting your shares, please call our proxy solicitor, Laurel Hill Advisory Group, at 888-742-1305 or via email: LogicMark@laurelhill.com

The full text of the letter follows:

Dear Fellow Shareholders,

With our annual meeting just a few days away, I want to remind shareholders to vote “For” the annual meeting proxy proposals in connection with the Company’s 2022 annual meeting of shareholders, to be held on August 25, 2022. Each proposal is designed specifically to enable the Company to improve the operations of the business, with the vision, leadership, financial resources, and award-winning development capabilities and deliver on its promise of protecting the personal experience of living life to the fullest by building technology to connect, manage, and monitor a loved one’s health and safety. LogicMark has taken considerable steps to improve its operations and strategic offerings, and the Company seeks to continue with this progress.

The Board of Directors and LogicMark Management urge shareholders to vote “For” all proposals contained in the Annual Meeting Proxy as each proposal is vital for LogicMark’s continued progress, building on recent successes in accomplishing the Company’s ambitious goals and objectives. A vote “for” each proposal supports Management’s continued execution built upon its recent successes with the addition of new leadership at both the Senior Management and Board of Director levels; eliminating its debt; implementing strong governance policies and operational controls; improving the Company’s financial condition; expanding its intellectual property portfolio around Artificial Intelligence and Machine Learning for pattern recognition and fall detection; and our new direct-to-consumer sales channel, driven by our redesigned website and e-commerce platform, which will broadly deliver our solutions to more people, including families and caregivers, that we believe will drive sustainable growth and margin expansion in the years to come.

Vote “For” for Proposal No. 1: To elect five (5) members of the Company’s board of directors. The members of the Board of Directors each has the expertise and experience the company believes necessary to support the company’s continued transformation into a technology company focused on building solutions for the new care economy. Over the last year, the Company has added three new Board members who bring their broad experience in technology, strategic marketing, rapid growth, and the care economy.

Vote “For” Proposal No. 2: To consider and vote on a proposal to ratify the Board’s selection of BPM LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2022. Management considers the selection of BPM LLP to be in the best interests of the Company and its stockholders. After evaluating six potential audit firms, the Company believes that BPM is the best choice for LogicMark, both from a service and cost level.

Vote “For” for Proposal No 3: To consider and vote on a proposal to adopt the Company’s 2022 Stock Incentive Plan. The Company believes that the 2022 Plan will allow it to continue to attract able directors, employees, consultants, and independent contractors and enable them to acquire and maintain Common Stock ownership in LogicMark. Concurrent with the adoption of this new Plan, the Company’s two existing stock incentive plans will be terminated where the Company intends for potential dilution to shareholders to be reduced from 20% to 15% as a result.

Vote “For” Proposal No. 4: To consider and vote on the reincorporation of the Company from the State of Delaware to the State of Nevada pursuant to a merger with and into a wholly owned subsidiary of the Company. LogicMark expects that its reincorporation to Nevada will measurably reduce its operating costs and will also give it a greater measure of flexibility and simplicity in corporate governance than is available under Delaware law.

If you have previously voted against any of the proposals and wish to change your vote, we encourage you to vote online or by telephone using the control number imprinted on the voting instruction form. If you have any questions or need further assistance, please call our proxy solicitor, Laurel Hill Advisory Group, at 888-742-1305.

As a reminder, in its August 2022 report, independent proxy advisory Glass Lewis endorsed the proposals recommending LogicMark shareholders elect the Company’s directors, ratify the Company’s selection of BPM as auditor and approve the Company’s reincorporation from Delaware to Nevada. In addition, independent proxy advisory firm ISS endorsed the Company’s proxy proposals recommending that LogicMark shareholders ratify the Company’s selection of BPM as auditor, approve the reincorporation from Delaware to Nevada and recommended a vote “For” 4 out of 5 of the Company’s directors.

On behalf of the Board of Directors, I wish to thank our shareholders for your continued support in transforming LogicMark and look forward to 2022 and beyond as a highly transformative and rewarding period for LogicMark.

Forward-Looking Statements

This letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current expectations, as of the date of this letter, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to the successful execution of the Company’s business strategy. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Such risks and uncertainties include, among other things, our ability to establish and maintain the proprietary nature of our technology through the patent process, as well as our ability to possibly license from others patents and patent applications necessary to develop products; the availability of financing; the Company’s ability to implement its long range business plan for various applications of its technology; the Company’s ability to enter into agreements with any necessary marketing and/or distribution partners; the impact of competition, the obtaining and maintenance of any necessary regulatory clearances applicable to applications of the Company’s technology; the Company’s ability to maintain its Nasdaq listing for its common stock; and management of growth and other risks and uncertainties that may be detailed from time to time in the Company’s reports filed with the SEC.

ADDITIONAL INFORMATION

We have filed the Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) with the U.S. Securities and Exchange Commission (“SEC”) on June 30, 2022 in connection with our solicitation of proxies for the Annual Meeting. LOGICMARK, INC. SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Shareholders may obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents as and when filed by us with the SEC without charge from the SEC’s website at www.sec.gov. Shareholders can also obtain, without charge, a copy of the Proxy Statement and other relevant filed documents from our website at https://investors.logicmark.com/financial-information/sec-filings.

About LogicMark, Inc.

LogicMark, Inc. (Nasdaq: LGMK) provides personal emergency response systems (PERS), health communications devices and technologies to create a Connected Care Platform. The Company’s devices give people the ability to receive care at home and confidence to age in place. LogicMark revolutionized the PERS industry by incorporating two-way voice communication technology directly into its medical alert pendant and providing this life-saving technology at a price point everyday consumers can afford. The Company’s PERS technologies are sold through the United States Veterans Health Administration and dealers/distributors.  LogicMark has been awarded a contract by the U.S. General Services Administration that enables the Company to distribute its products to federal, state, and local governments.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current expectations, as of the date of this press release, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to the successful execution of the Company’s business strategy. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Such risks and uncertainties include, among other things, our ability to establish and maintain the proprietary nature of our technology through the patent process, as well as our ability to possibly license from others patents and patent applications necessary to develop products; the availability of financing; the Company’s ability to implement its long range business plan for various applications of its technology; the Company’s ability to enter into agreements with any necessary marketing and/or distribution partners; the impact of competition, the obtaining and maintenance of any necessary regulatory clearances applicable to applications of the Company’s technology; the Company’s ability to maintain its Nasdaq listing for its common stock; and management of growth and other risks and uncertainties that may be detailed from time to time in the Company’s reports filed with the SEC.

#. #. #

Investor Relations Contact:

CORE IR

Investor@logicmark.com

516 222 2560

Media:

Jules Abraham

917 885 7378

Below is a copy of the Text:

3-days left to vote FOR LogicMark’s proxy proposals to help the company improve the operations of the business, reduce dilution of shares and help manage costs. VOTE NOW: 888-742-1305 Reply STOP to Opt Out

Below is a copy of the information posted on the Company’s Facebook page, https://www.facebook.com/LogicMark-192670637412639:

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**LogicMark**
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With less than one week left until the LogicMark 2022 Shareholders' Meeting, it is critical that Shareholders vote their shares. We would like to share a message from our CFO, Mark Archer, please watch: https://bit.ly/3T93ekn.

Voting 'FOR' all Proxy Proposals will enable the success of LogicMark and its leadership. Call our Proxy Solicitor, Laurel Hill, at 888-742-1305 for more information on voting.

LogicMark

**Annual Shareholders' Meeting**

**August 25th**

**Vote 'FOR' All Proxy Proposals**

**Call 888-742-1305 with Questions or for Assistance**

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Annual Shareholders Meeting August 25th, Vote Your Shares!

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With less than one week left until the LogicMark 2022 Shareholders' Meeting, it is critical that Shareholders vote their shares. We would like to share a message from our CFO, Mark Archer, please watch: https://bit.ly/3T93ekn. ...see more

LogicMark
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Annual Shareholders Meeting August 25th, Vote Your Shares!
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Voting 'FOR' all Proxy Proposals will enable the success of LogicMark and its leadership. Call our Proxy Solicitor, Laurel Hill, at 888-742-1305 for more information on voting.

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**LogicMark** @logicmark · 19m

With less than one week left until the LogicMark 2022 Shareholders' Meeting, it is critical that Shareholders vote their shares. We would like to share a message from our CFO, Mark Archer, please watch: bit.ly/3T93ekn.

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Below is a copy of the Video posted on YouTube, https://www.youtube.com/watch?v=NiNpQLe4XYQ:

Below is a transcript of the Video substantially in the form below:

To my fellow shareholders of LogicMark, Inc.

Hi, I’m Mark Archer, the Company’s Chief Financial Officer.

I’ve been with LogicMark now for a little over a year and during that time, I have been incredibly impressed with our talented team members and the commitment they have to our customers.

I’ve been equally impressed with our products. LogicMark revolutionized the PERS industry by incorporating two way voice communication directly into the medical alert pendant and at a price point everyday consumers can afford.

Over these last 12 months, the CEO and I have architected a major transformation of the Company, building a pipeline of new products, launching our direct-to-consumer eCommerce site, and both increasing revenues and improving the operations of the Company.

Next Thursday, on August 25th, we’re holding our annual shareholder meeting. Prior to the 25th, it’s very important that you vote the proxy you received in the mail last month.

There are four proposals up for your consideration.

The first is to reappoint our slate of directors, of which four of five are independent. These directors bring with them experience in the technology industry and expertise to growing companies.

The second is to approve the appointment of BPM LLP, as our auditor.

The third is to adopt the Company’s new 2022 Stock Incentive Plan; after the Plan is adopted, our two existing plans will be terminated, thus lowering the potential dilution for shareholders.

And lastly, we propose to reincorporate the Company in the State of Nevada, which will result in substantial cost savings.

Our board recommends you vote “yes” on all proposals.

Your vote FOR the proposals in the proxy statement will help save the Company money, reduce the dilution to our stock, and keep our very experienced Board in place.

I think we have a great business opportunity here and I am looking forward to LogicMark’s growth and continued success.

The record date for the annual meeting was June 28th., so even if you sold your shares since that date, you still have the right to vote.

If you have any questions or need assistance in voting your shares please call our proxy solicitor, Laurel Hill Advisory Group, at 1-888-742-1305.

Thanks for being a LogicMark shareholder.

* * *

Note: Notwithstanding the foregoing or anything to the contrary contained herein, due to ongoing public health concerns regarding the COVID-19 pandemic and for the health and well-being of our stockholders, directors, management and associates, the Company is planning for the possibility that there may be limitations on attending the Annual Meeting in person, or the Company may decide to hold the Annual Meeting on a different date, at a different location or by means of remote communication (i.e., a “virtual meeting”).

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